Exhibit 10.3

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is dated as of September 10, 2018, by and among VEGALAB, INC., a Nevada corporation (the “Company”), and WALLACE REAL ESTATE, LLC, a California Limited Liability Company, OTTIE J. WALLACE, TRUSTEE OF THE WALLACE BYPASS TRUST UNDER THE OTTIE JOEL AND ELIZABETH WALLACE FAMILY TRUST, and ELBULINICK PROPERTIES LLC, a California Limited Liability Company (individually, a “Subscriber” and, together, the “Subscribers”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Subscribers agree as follows:

ARTICLE I.

DEFINITIONS

1.1         Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting any party hereto, or any of their respective properties, before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 12b-2 adopted under the Exchange Act.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Knowledge” means, with respect to any statement made to the knowledge of a party, that the statement is based upon actual knowledge of the officers or managers of a corporate or company party having responsibility for the matter or matters that are the subject of the statement, after due inquiry, or the actual knowledge of the individual making the statement, after due inquiry.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Person to which the term applies, or (iii) an adverse impairment to a Person’s ability to perform on a timely basis its obligations.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“PSA” means that certain Purchase and Sale Agreement entered into by and between WALLACE REAL ESTATE, LLC, a California Limited Liability Company, OTTIE J. WALLACE, TRUSTEE OF THE WALLACE BYPASS TRUST UNDER THE OTTIE JOEL AND ELIZABETH WALLACE FAMILY TRUST, and ELBULINICK PROPERTIES LLC, a California Limited Liability Company (together, the “Seller”), and RYAN LAW GROUP, PLLC., a Florida Professional Limited Liability Company, or its Assigns, dated June 1, 2018, and concerning that certain real property located in Merced County, California, commonly known as the Tuttle Cross Dock (“the Tuttle Property”), which PSA was assigned to the Company effective September 7, 2018.

“SEC Disclosure Documents” has the meaning set forth in Section 3.1(f).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the 157,729 shares of Common Stock being exchanged pursuant to Section 2.1.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.

EXCHANGE

2.1         Consideration for Shares. Subscribers hereby accept the Shares in consideration of and in exchange for $500,000 of purchase price for the Tuttle Property set forth in the PSA.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Subscribers:

(a)         Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the state of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents.

2

(b)         Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)         Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more reports disclosing this Agreement and the transactions contemplated hereby, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act and under applicable state securities statutes pertaining to the purchase and sale contemplated by this Agreement, and (iii) those that have been made or obtained prior to the date of this Agreement.

(e)         Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. The Shares are not subject to any preemptive or similar rights to subscribe for or purchase securities.

3

(f)          SEC Disclosure Documents. The Company has delivered to the Subscribers all reports filed by the Company under the Exchange Act for the twelve months preceding the date of this Agreement (such reports, as amended, collectively, the “SEC Disclosure Documents”). As of their respective dates, the SEC Disclosure Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Disclosure Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)         Material Changes. Except as disclosed in the SEC Disclosure Documents, since the date of the latest audited financial statements included within the SEC Disclosure Documents, (i) there has been no event, occurrence or development that has had or that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (C) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect, and (D) the Note, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option plans or executive and director compensation arrangements.

(h)         Litigation. There is no Action that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) that could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. None of the Company or any director or officer (in his or her capacity thereof), is or has been during the ten-year period prior to the date hereof the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

3.2         Representations and Warranties of the Subscribers. The Subscribers hereby represent and warrant to the Company as follows:

(a)         Organization and Qualification. The Subscribers are entities duly incorporated or otherwise organized, validly existing and in good standing under the laws of the state of California, with the requisite power and authority to own and use their properties and assets and to carry on their businesses as currently conducted. The Subscribers are not in violation of any of the provisions of their articles of incorporation, bylaws or other organizational or charter documents.

4

(b)         Authorization; Enforcement. The Subscribers have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Subscribers and the consummation by them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Subscribers and no further action is required by the Subscribers in connection therewith. Each Transaction Document has been duly executed by the Subscribers and constitutes the valid and binding obligation of the Subscribers enforceable against the Subscribers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)         Investment Intent. The Subscribers are acquiring the Shares as principal for their own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Subscribers’ right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Subscribers to hold the Shares for any period of time. The Subscribers are acquiring the Shares hereunder in the ordinary course of their businesses. The Subscribers do not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(d)         Subscribers’ Status. At the time the Subscribers were offered the Shares, they were, and at the date hereof they are, “accredited investors” as defined in Rule 501(a) under the Securities Act. The Subscribers are not registered broker-dealers under Section 15 of the Exchange Act.

(e)         General Solicitation. The Subscribers are not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)          Access to Information. The Subscribers acknowledge that they have reviewed the SEC Disclosure Documents and have been afforded (i) the opportunity to ask such questions as they have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Subscribers or their representatives or counsel shall modify, amend or affect the Subscribers’ right to rely on the truth, accuracy and completeness of the SEC Disclosure Documents and the Company’s representations and warranties contained in the Transaction Documents.

5

(g)         Independent Investment Decision. The Subscribers have independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1         Restrictions on Transfer. Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. Certificates evidencing the Shares will contain the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The Subscribers are advised that after six months have elapsed from the date of the exchange the Shares may be sold by a Subscriber in a brokers’ transaction (as defined in Rule 144(g)), directly to a market maker, or in a riskless principal transaction (as defined in Rule 144(f)) without further restriction under the Securities Act subject to complying with the conditions of Rule 144 adopted under the Securities Act, which include (a) the Subscriber is not an Affiliate of the Company and has not been an Affiliate during the three months preceding the date of sale, (b) the Company has filed all required reports under section 13 of the Exchange Act during the 12 months preceding the date of sale, and (c) the Company has submitted and posted on its website every Interactive Data File required to be submitted and posted pursuant to Rule 405 of SEC Regulation S-T during the 12 months preceding such sale.

ARTICLE V.

MISCELLANEOUS

5.1         Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

6

5.2         Entire Agreement. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3         Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent by electronic mail, telegram, cablegram or other electronic transmission, upon delivery; (c) if sent by registered, certified or first class mail, the fifth day after being sent; and (c) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address or email address set forth beneath the name of such party below (or to such other address, email address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to the Company:	Vegalab, Inc.
Attn: Chief Executive Officer
636 U.S. Highway 1, Ste. 110
North Palm Beach, FL 33408
E-mail: dds@vegalab.com

If to Subscribers:	Wallace Real Estate, LLC, Ottie J. Wallace, Trustee Of The
Wallace Bypass Trust Under the Ottie Joel and Elizabeth
Wallace Family Trust, and Elbulinick Properties LLC
Attention: Mr. Bud Wallace
9290 E. Hwy 140
Planada, CA 95365
E-Mail: Bud@wallacetransport.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4         Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Subscribers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5         Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed by its fair meaning as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7

5.6         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Subscribers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

5.7         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor shall any provision hereof be enforced by, any other Person.

5.8         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Nevada, without regard to the principles of conflicts of law thereof.

5.9         Survival. The representations, warranties, agreements and covenants contained herein shall survive the closing of the transactions contemplated hereby and the delivery of the Shares.

5.10       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.11       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscribers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.12       Issuance of Shares. Subscribers request, and the Company agrees, that the Shares shall be issued to the Subscribers as follows:

(a)         Wallace Real Estate, LLC (52,577 shares), and;

(b)         Elbulinick Properties, LLC (105,155 shares)

5.13       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature page signed by party is delivered by email or facsimile transmission, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the signature page with the same force and effect as if such signature page were an original thereof.

SIGNATURES PAGE FOLLOWS

8

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

VEGALAB, INC.

By:	/s/ David Selakovic
Name:	David Selakovic, Chief Executive Officer

SUBSCRIBERS:

WALLACE REAL ESTATE, LLC, a California Limited Liability Company,

By:	/s/ OTTIE J. WALLACE
OTTIE J. WALLACE, Authorized Member

THE WALLACE BYPASS TRUST UNDER THE OTTIE JOEL AND ELIZABETH WALLACE FAMILY TRUST, and ELBULINICK PROPERTIES LLC, a California Limited Liability Company

By:	/s/ OTTIE J. WALLACE
OTTIE J. WALLACE, TRUSTEE and sole owner of ELBULINICK PROPERTIES LLC

9